Exhibit 99.1

Contact:
	David W. Gryska	Brian P. Gill
	Sr. Vice President and	Vice President,
	Chief Financial Officer	Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9059	(908) 673-9530
CELGENE REPORTS FIRST QUARTER 2009 OPERATING
AND FINANCIAL RESULTS
•	REVLIMID® Continues Gains in Multiple Myeloma Both in Market Share and Duration in US and International Markets

•	REVLIMID Recommended by U.K. National Institute for Health and Clinical Excellence in Multiple Myeloma Through Final Appraisal Determination

•	VIDAZA® Market Share Gains Continue in US; Strong European Launch Underway

•	VIDAZA AZA-001 Data Published Demonstrating Unprecedented Overall Survival in Patients With Intermediate-2 and High-Risk MDS
2009 First Quarter Financial Results Year-Over-Year:
•	Non-GAAP Total Revenue Increased Approximately 30 Percent to $601.1 Million; GAAP Total Revenue $605.1 Million

•	REVLIMID Net Product Sales Increased More Than 26 Percent to $362.5 Million

•	THALOMID® Net Product Sales $114.0 Million

•	VIDAZA Net Product Sales $75.4 Million

•	Non-GAAP Research and Development Expenses Increased 64 Percent

•	Non-GAAP Operating Income Increased More Than 15 Percent to $217.3 Million; GAAP Operating Income $162.4 Million

•	Non-GAAP Net Income Increased Approximately 29 Percent to $205.1 Million; GAAP Net Income $162.9 Million

•	Non-GAAP Earnings Per Share Increased More Than 22 Percent to $0.44 Per Diluted Share; GAAP Earnings Per Share Increased to $0.35 Per Diluted Share

2009 Financial Outlook Reaffirmed:
•	Non-GAAP Total Revenue Expected to be At Lower End of A Range of $2.6 to $2.7 Billion

•	REVLIMID® Net Product Sales Expected to Increase to Approximately $1.7 Billion

•	VIDAZA® Net Product Sales Anticipated to Nearly Double to Approximately $400 Million

•	Non-GAAP Diluted Earnings Per Share Expected to be At Lower End of A Range of $2.05 to $2.15
Five Year Financial Outlook Reaffirmed:
•	Non-GAAP Total Revenue Expected to Grow at a Compound Annual Growth Rate of Approximately 20 Percent Over the Next Five Years

•	Non-GAAP Earnings Per Share Expected to Grow at a Compound Annual Growth Rate of Approximately 25 to 30 Percent Over the Next Five Years
Recent Developments and Highlights:
•	REVLIMID Recommended by U.K. National Institute for Health and Clinical Excellence (NICE) in Multiple Myeloma (MM) Through Final Appraisal Determination

•	REVLIMID Compendia Listed and Added to National Cancer Comprehensive Network (NCCN) Clinical Guidelines in Non-Hodgkin’s Lymphoma (NHL) as a Second-Line Treatment Option for Mantle Cell Lymphoma (MCL)

•	U.S. REVLIMID Label in MM and Del 5q Myelodysplastic Syndromes (MDS) Updated With New Starting Dose Guidelines for Patients with Renal Impairment

•	Seventy Abstracts and Presentations at the 12th International Myeloma Workshop Highlighted Key Clinical Trials of REVLIMID in Multiple Myeloma, Including:
•	IFM-0502: REVLIMID in the Maintenance Setting (fully accrued)

•	IFM2009/Dana Farber Cancer Institute: REVLIMID Maintenance Setting (initiating Q4:09)
•	Strong VIDAZA European Launch Underway, Expect to Launch in Major European Countries By End of 2009

•	Approximately 50 Abstracts to be Presented at The American Society of Clinical Oncology (ASCO) Meeting Evaluating Celgene Products Including REVLIMID, VIDAZA, THALOMID®, Pomalidomide and Amrubicin

•	Completed Phase II Study of Apremilast in Psoriatic Arthritis; Data Expected Mid-Year

•	Completed Phase Ib Multiple Dose Study of CC-930, a First-in-Class JNK Inhibitor, in Healthy Volunteers Leading to Clinical Development Programs in Serious Fibrotic Diseases

•	Initiated Phase I/II Study of Oral Azacitidine in Patients With Various Hematologic Malignancies

•	Enrolling Phase I Proof-of-Principle Study for Proprietary PDA001 Placenta-Derived Stem Cells in Crohn’s Disease

•	ACE-011 IND for Treatment of Chemotherapy Induced Anemia in Metastatic Breast Cancer Patients Approved

2009 Selected Corporate Objectives:
•	Maximize the Clinical, Regulatory, and Commercial Potential of REVLIMID®, VIDAZA®, and THALOMID®

•	Submit REVLIMID Regulatory Filing for MM in Japan Mid-Year

•	Gain REVLIMID Reimbursement Approvals in UK, Canada, Australia and Other Countries

•	Complete Launch of VIDAZA in Higher-Risk MDS and Acute Myeloid Leukemia (AML) in Europe

•	Evaluate data from MM-015 to File for Approval in Newly Diagnosed Multiple Myeloma

•	Advance Amrubicin Phase III Clinical Study in Small Cell Lung Cancer

•	Expand Potential of IMiDs® Pipeline by Advancing Pomalidomide Clinical and Regulatory Strategies as Treatment in MM and First-Line Myelofibrosis

•	Evaluate Clinical Data That May Support the Initiation of Phase III Pivotal Studies for Apremilast and Pomalidomide

•	Leverage Clinical Potential of Activin Biology by Completing Celgene/Acceleron Phase II Study of ACE-011 in MM Patients With Cancer-Related Bone Loss

•	Initiate Phase II Trial of ACE-011 for the Treatment of Chemotherapy Induced Anemia in Patients With Metastatic Breast Cancer
Recent Journal Publications :
•	The British Journal of Haematology Published Results That Highlight the Safety and Efficacy of REVLIMID in Patients with Relapsed or Refractory MCL

•	The European Journal of Haematology Published Results That Highlight the Clinical Benefit of Combination Therapy REVLIMID Plus Dexamethasone at First Relapse in Comparison With Use as Later Salvage Therapy in Relapsed or Refractory Multiple Myeloma

•	The Journal BLOOD Published Results Evaluating the Impact of Risk Stratification on Outcome Among Patients With Multiple Myeloma Receiving Initial Therapy with REVLIMID and Dexamethasone

•	The Journal BLOOD Published Results Evaluating Influence of Cytogenetics in Patients With Relapsed or Refractory Multiple Myeloma Treated With REVLIMID Plus Dexamethasone

•	VIDAZALandmark Study Published in The Lancet Oncology Demonstrated Unprecedented Overall Survival in Intermediate-2 and High-Risk MDS, as Well as Acute Myeloid Leukaemia

•	The Journal of Clinical Oncology Published Results Highlighting the Efficacy of the VIDAZA Five-Day Dosing Regimen

SUMMIT, NJ — (April 30, 2009) — Celgene Corporation (NASDAQ: CELG) announced non-GAAP (Generally Accepted Accounting Principles) net income of $205.1 million, or non-GAAP earnings per diluted share of $0.44 for the quarter ended March 31, 2009. Based on U.S. GAAP, Celgene reported net income of $162.9 million, or net income per diluted share of $0.35 for the quarter ended March 31, 2009, including the after-tax impact of share-based employee compensation expense of $25.1 million. The Company reported a GAAP net loss of $1.64 billion for the first quarter of 2008, or a loss per diluted share of $3.98, including an after-tax in-process research and development charge of $1.74 billion associated with the acquisition of Pharmion Corporation and the after-tax impact of share-based employee compensation expense of $17.5 million.
“Despite a challenging global economic environment, we continue to deliver strong operational and financial results. We continue to execute our long-term growth strategy by strengthening our global franchise in hematology, maximizing the potential of our clinical programs, and advancing our pipeline of early stage compounds. Based on our long-term outlook, we are confident about our prospects, and we look forward to exceptional growth over the next five years and beyond,” said Celgene Chairman and Chief Executive Officer Sol J. Barer, Ph.D.
Product Sales Performance
Non-GAAP total revenue was $601.1 million for the quarter ended March 31, 2009, an increase of approximately 30 percent from the same period in 2008. GAAP total revenue was $605.1 million. The increase in total revenue was driven by global market share gains and increased number of patients, prescriptions and duration of therapy of REVLIMID®. This resulted in REVLIMID net sales of $362.5 million, an increase of more than 26 percent over the same period in 2008. THALOMID® (inclusive of Thalidomide PharmionTM subsequent to the acquisition of Pharmion Corporation on March 7, 2008) and VIDAZA® net sales reached $114.0 million and $75.4 million, respectively. ALKERAN® net sales for the first quarter of 2009 were $19.9 million compared to $15.1 million in the first quarter of 2008. Effective March 31, 2009, ALKERAN is no longer commercialized by Celgene as we concluded the ALKERAN license agreement with GlaxoSmithKline. Revenue from Focalin® and the Ritalin® family of drugs totaled $26.8 million for the first quarter of 2009 compared to $25.9 million during the same period last year.
Research and Development
To support clinical development and to advance global regulatory filings, the Company increased R&D investments in multiple international clinical programs around a deepened and diversified pipeline. For the first quarter of 2009, non-GAAP R&D expenses were $167.5 million compared to $102.3 million for the first quarter of 2008. These R&D expenditures continue to support ongoing clinical advances in multiple proprietary development programs for REVLIMID, pomalidomide and other IMiDs compounds; VIDAZA; amrubicin, our lead compound for small cell lung cancer; apremilast and our oral anti-inflammatory compounds; our kinase inhibitor programs; our Activin inhibitor program and placenta-derived stem cell programs. On a GAAP basis, R&D expenses were $181.2 million and $156.9 million for the first quarter of 2009 and 2008, respectively, including share-based employee compensation expense and upfront collaborative payments.
Selling, General, and Administrative
Non-GAAP selling, general and administrative expenses were $155.8 million for the first quarter of 2009 compared to $129.3 million for the first quarter of 2008. The marketing and sales expenses are related primarily to ongoing product launch activities in Western Europe, including the initial launch of VIDAZA, as well as continued expansion of the international operations of Celgene in over 75 countries and regions including Eastern Europe, Japan, Australia, Canada, Russia, Southeast Asia, Africa and Latin America. On a GAAP basis, selling, general and administrative expenses were $173.4 million and $140.5 million for the first quarter of 2009 and 2008, respectively, including share-based employee compensation expense.

Interest and Other Income, Net
For the quarter ended March 31, 2009, interest and other income, net, increased to $49.6 million compared to $28.3 million in the same period in 2008.
Cash, Cash Equivalents and Marketable Securities
Celgene reported $2.393 billion in cash, cash equivalents, and marketable securities as of March 31, 2009, an increase of $171.3 million over the balance as of December 31, 2008.
Conference Call and Webcast Information
Celgene will host a conference call and a simultaneous webcast to discuss the results and achievements of its first quarter 2009 operating and financial performance on April 30, 2009, at 9 a.m. EDT. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon April 30, 2009, until midnight EDT May 5, 2009. To access the replay, in the U.S. dial 1-888-203-1112; outside the U.S. dial 1-719-457-0820; and enter passcode number 8463188.
Non-GAAP Financial Information
See the attached Reconciliation of GAAP to Non-GAAP Net Income (Loss) for an explanation of the amounts excluded and included to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three-month periods ended March 31, 2009 and 2008. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s Web site at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports.
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Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008

Net product sales	$576,232	$431,374
Collaborative agreements and other revenue	2,244	4,768
Royalty revenue	26,577	26,455

Total revenue	605,053	462,597

Cost of goods sold (excluding amortization expense)	64,299	44,724
Research and development	181,248	156,877
Selling, general and administrative	173,440	140,451
Amortization of acquired intangible assets	23,625	9,842
Acquired in-process research and development	—	1,740,000

Total costs and expenses	442,612	2,091,894

Operating income (loss)	162,441	(1,629,297)

Equity in losses of affiliated companies	771	5,079
Interest and other income, net	49,599	28,335

Income (loss) before income taxes	211,269	(1,606,041)

Income tax provision	48,386	35,047

Net income (loss)	$162,883	$(1,641,088)

Per common Share:
Net income (loss) — basic	$0.35	$(3.98)
Net income (loss) — diluted	$0.35	$(3.98)

Weighted average shares — basic	459,583	412,263

Weighted average shares — diluted	468,105	412,263

	March 31,	December 31,
	2009	2008

Balance sheet items:
Cash, cash equivalents & marketable securities	$2,393,345	$2,222,091
Total assets	4,607,892	4,445,270
Stockholders’ equity	3,756,579	3,491,328

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
(In thousands, except per share data)

		Three Months Ended
		March 31,
		2009	2008

Net income (loss) — GAAP		$162,883	$(1,641,088)

Before tax adjustments:
Net product sales:
Pharmion products to be divested	(1)	(3,951)	(1,578)

Cost of goods sold (excluding amortization expense):
Share-based compensation expense	(2)	1,177	528
Pharmion inventory step-up	(3)	354	2,518
Pharmion products to be divested	(1)	2,267	599

Research and development:
Share-based compensation expense	(2)	13,722	9,616
Upfront collaboration payment	(4)	—	45,000

Selling, general and administrative:
Share-based compensation expense	(2)	17,625	11,132

Amortization of acquired intangible assets	(5)	23,625	9,842
Acquired in-process research and development	(6)	—	1,740,000

Equity in losses of affiliated companies:
Equity in losses of EntreMed	(7)	338	741

Income tax adjustment	(8)	(12,892)	(18,043)

Net income — non-GAAP		$205,148	$159,267

Per common share -non-GAAP:
Net income — basic		$0.45	$0.39
Net income — diluted	(9)	$0.44	$0.36
Explanation of adjustments:

(1)	Exclude sales and cost of sales related to former non-core Pharmion Corp. products to be divested.

(2)	Exclude SFAS 123R share-based compensation expense for the first quarter totaling $32,524 in 2009 and $21,276 in 2008. The after tax net impact reduced GAAP net income for the first quarter by $25,147, or $0.05 per diluted share in 2009 and $17,491, or $0.04 per diluted share in 2008.

(3)	Exclude acquisition-related Pharmion Corp. inventory step-up adjustment to fair value expensed during the period.

(4)	Exclude upfront payment for research and development collaboration arrangement with Acceleron Pharma, Inc. during the first quarter in 2008.

(5)	Exclude amortization of acquired intangible assets for the first quarter of 2009 resulting from the acquisition of Pharmion Corp. of $23,625 and for the first quarter of 2008 resulting from the acquisitions of Pharmion Corp. and Penn T of $8,206 and $1,636, respectively.

(6)	Exclude the in-process research and development write-off related to the acquisition of Pharmion Corp. in the first quarter of 2008.

(7)	Exclude the Company’s share of equity losses in EntreMed, Inc.

(8)	The income tax adjustment reflects the tax effect of the above adjustments.

(9)	Diluted net income per share for the first quarter of 2008 was determined using diluted weighted average shares of 442,039.